SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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          Date of Report (Date of earliest event reported): May 3, 2001



                            FOCUS ENHANCEMENTS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


    DELAWARE                        1-11860                    04-3144936
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(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


                       1370 Dell Ave., Campbell, CA 95008
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (408) 866-8300



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Item 4. Change in Registrant's Certifying Accountant

     a. Effective May 3, 2001, Focus Enhancements, Inc. (the "Company") replaced its independent auditors, Wolf & Company, P.C. ("Wolf & Co.") with Deloitte & Touche, LLP ("Deloitte"). Wolf & Co.'s report on the Company's financial statements during the two most recent fiscal years preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's Audit Committee. During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Company and Wolf & Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Wolf & Co., would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports. None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-B occurred with respect to the Company within the last two fiscal years and the subsequent interim period to the date hereof.

     b. Effective May 3, 2001, the Company engaged Deloitte as its independent auditors for the fiscal year ending December 31, 2001. During the last two fiscal years and the subsequent interim period to the date hereof, the Company did not consult Deloitte regarding any of the matters or events set forth in
Item 304(a)(2)(i) and (ii) of Regulation S-B.

     The Company has requested Wolf & Co. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

Exhibits

Exhibit Number       Description

16.1 Letter of Wolf & Co. re: Change in Certified Public Accountants (to be filed by amendment)


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



         FOCUS ENHANCEMENTS, INC.




Date:  May 7, 2001                     BY:    /s/ Gary Williams
                                              ---------------------
                                       Name:      Gary Williams
                                       Title:     Principal Financial Officer
                                                  Vice President of Finance
                                                  & CFO